UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2005

BIONUTRICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-22011	86-0760991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 E Camelback Road, Suite 700 Phoenix, AZ 85016	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 508-0112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of June 30, 2005 the Company and Nostrum Pharmaceuticals, Inc. (“Nostrum”) amended the Technology License Agreement dated March 16, 2005. The Agreement was amended to provide that Nostrum’s rights to terminate the Agreement pursuant to Section 9.3 of the Agreement shall be determined in accordance with the provisions of Section 9.3 as of August 31, 2005 rather than as of June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONUTRICS, INC.

Dated: July 5, 2005	By:	/s/ RONALD H. LANE
RONALD H. LANE
President, and Chief Executive Officer